Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
News Release

William M. Brown Elected to
Celanese Corporation Board of Directors

DALLAS (December 2, 2015) — The Board of Directors of Celanese Corporation (NYSE: CE), a global technology and specialty materials company, today announced that William M. Brown has been elected to the company’s Board of Directors. Brown, 53, is chairman, president and chief executive officer of Harris Corporation and will join Celanese as a board member effective January 1, 2016.
“A respected CEO and industry leader, Bill’s background, commercial insight and experience expanding business and market access will bring new perspectives to an already strong and diverse Board of Directors,” said Mark Rohr, Celanese chairman and chief executive officer. “We look forward to his ability to help us identify intriguing new growth opportunities. His ingenuity and proven skill developing alternative strategies while enhancing margins — especially with acquisitions — is right on target to further our vision to be our customers’ first-choice chemistry solution provider.”
Brown recently guided Harris Corporation through its largest acquisition that created a stronger business with greater growth potential. Before joining Harris Corporation, Brown served in a number of executive roles at United Technologies Corporation from 1997 to 2011. Most recently, he led UTC Fire & Security, a $6.5 billion division with operations in 35 countries where he successfully completed more than 35 acquisitions creating the second largest organization in the global fire safety and electric security market. Brown also separately led the Asia Pacific Region and Transicold division for UTC’s Carrier Corporation subsidiary.
Brown currently serves on The President’s National Security Telecommunications Advisory Committee under the U.S. Department of Homeland Security. In addition to a Master of Business Administration, he has bachelor and master’s degrees in mechanical engineering and started his career as an engineer with a chemical company.
Mr. Brown’s appointment brings Celanese’s Board to ten members, of which nine are independent.
About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,500 employees worldwide and had 2014 net sales of $6.8 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
All registered trademarks are owned by Celanese International Corporation or its affiliates.

Celanese Contacts:

Investor Relations	Media Relations
Chuck Kyrish	W. Travis Jacobsen
+1 972 443 4574	+1 972 443 3750
chuck.kyrish@celanese.com	william.jacobsen@celanese.com

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company or customers will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.